Item 77Q1(g)

Form of Agreement and Plan of Reorganization between JPMorgan Trust I and JPMorgan Trust II.  Incorporated herein by reference to the Registrant's Registration Statement on Form N-14 filed with the Securities and Exchange Commission on March 11, 2009 (Accession Number 0001145443-09-000456).